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                                                        Exhibit 10.8

                              CALIBER SYSTEM, INC.

                               RETIREMENT PLAN FOR
                              NONEMPLOYEE DIRECTORS

                         (As Amended as of May 8, 1996)









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                              CALIBER SYSTEM, INC.
                              --------------------

                    RETIREMENT PLAN FOR NONEMPLOYEE DIRECTORS
                         (AS AMENDED AS OF MAY 8, 1996)
                         ------------------------------
                                    ARTICLE I
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                                     PURPOSE
                                     -------

          The purpose of the Caliber System, Inc. Retirement Plan for Nonemployee Directors (the Plan) is to provide a retirement benefit to nonemployee Directors of Caliber System, Inc. (formerly Roadway Services, Inc.) for service prior to July 1, 1996.


                                   ARTICLE II
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                                   DEFINITIONS
                                   -----------

          For the purposes of the Plan, the following words and phrases shall have the meanings indicated:

          2.1 BOARD. Board means the Board of Directors of the Company.

          2.2 COMPANY. Company means Caliber System, Inc., an Ohio corporation, and any successor thereto.

          2.3 CREDITED SERVICE. Credited Service means all service prior to July 1, 1996 as a Director of the Company or of its predecessor, Roadway Express, Inc., including service as a Director prior to the Effective Date.

          2.4 DIRECTOR. Director means a member or former member of the Board who is not and has never been an employee of the Company or any of its subsidiaries.

          2.5 EFFECTIVE DATE. Effective Date of the Plan means January 1, 1989.


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          2.6 PLAN ADMINISTRATOR. Plan Administrator means the Treasurer of the
Company or any other officer designated by the chief executive officer of the Company to serve as administrator of the Plan.

          2.7 RETAINER. Retainer means the annual fees payable in cash or shares of the Company's common stock for service as a Director, but excluding meeting fees, fees paid for service on Committees of the Board and expense reimbursement; provided, however, that for all terminations of service on or after December 31, 1995, Retainer shall mean $18,000 plus 100 shares of the Company's common stock.

          2.8 STOCK EQUIVALENT BENEFIT. An annual benefit payable in cash equal to the fair market value of 200 shares of the Company's common stock, as determined and redetermined annually by the Plan Administrator, as of December 31 of the year preceding each year in which payment of a Stock Equivalent Benefit is to be made.


                                   ARTICLE III
                                   -----------

                                  PARTICIPATION
                                  -------------

          All persons who are Directors on or after the Effective Date shall be eligible to participate in the Plan; provided, however, that no person who first becomes a Director after June 30, 1996 shall be eligible to participate in the Plan. Each such person shall be deemed a participant in the Plan unless he or she delivers written notice to the Company that he or she does not wish to participate.


                                   ARTICLE IV
                                   ----------

                                  PLAN BENEFITS
                                  -------------

          The annual amount of the benefit payable under the Plan shall be the sum of (a) the Retainer in effect on the date the Director's service terminates, plus (b) in the case of a former Director with 5 or more years of Credited Service, a Stock Equivalent Benefit. Such annual benefit shall be paid to the


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former Director, or his or her surviving spouse, if applicable, in quarterly installments on the last day of each calendar quarter commencing with the first full calendar quarter following his or her termination of service as a Director for any reason, including death, provided that a Director may elect, by notice in writing delivered to the Company within 30 days after his or her election to the Board, to defer the commencement of payment of benefits hereunder until he or she reaches a specified age (if later than the date of termination of service as Director).


                                    ARTICLE V
                                    ---------

                              DURATION OF BENEFITS
                              --------------------

          Subject to Article VI, quarterly benefit payments under the Plan shall continue during the joint lives of the former Director and his or her surviving spouse until the aggregate number of such payments equals the total number of quarters of Credited Service by the individual as a Director, except that the Stock Equivalent Benefit shall continue for at least 32 quarters so long as the former Director or his or her spouse shall survive.



                                   ARTICLE VI
                                   ----------

                             SUSPENSION OF BENEFITS
                             ----------------------

          If a former Director who is receiving benefits under the Plan returns to service as a Director, payment of benefits under the Plan shall be suspended during such service and shall commence again on the last day of the first full calendar quarter following the date on which such subsequent service terminates. Other provisions of the Plan notwithstanding, the total number of quarterly benefit payments hereunder to a former Director and his or her surviving spouse, including payments both before and after a period of subsequent service, shall not exceed the applicable maximum number specified in Article V.

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                                   ARTICLE VII
                                   -----------

                            EMPLOYMENT BY THE COMPANY
                            -------------------------

          If a Director or former Director becomes an employee of the Company or any of its subsidiaries, benefit payments under the Plan shall cease, and such individual shall have no right to any further benefits under the Plan.


                                  ARTICLE VIII
                                  ------------

                                     FUNDING
                                     -------

          Neither participants, nor their surviving spouses, nor their heirs, successors or assigns, shall have any secured interest or claim in any property or assets of the Company. The Company's obligation under the Plan shall be merely that of an unfunded and unsecured promise of the Company to pay money in the future. The Company may create a trust to hold funds to be used in payment of its obligations under the Plan, and may fund such trust, provided that any funds contained therein shall remain liable for the claims of the Company's general creditors.


                                   ARTICLE IX
                                   ----------

                                 ADMINISTRATION
                                 --------------

          The Plan Administrator shall have full power and authority to administer the Plan, including the power to promulgate rules of Plan administration, the power to settle any disputes as to rights or benefits arising from the Plan, the power to appoint agents and delegate duties, and the power to make such decisions or take such action as the Plan Administrator, in his or her sole discretion, deems necessary or advisable to aid in the proper administration of the Plan.

                                    ARTICLE X
                                    ---------
                             ALIENATION OF BENEFITS
                             ----------------------
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          No right or interest under the Plan of a participant (or any person claiming through or under him or her), other than the surviving spouse of any deceased participant, shall be assignable or transferable in any manner or be subject to alienation, anticipation, sale, pledge, encumbrance or other legal process or in any manner be liable for or subject to the debts or liabilities of any such participant. If any participant or such other person (other than the surviving spouse of any deceased participant) shall attempt to or shall transfer, assign, alienate, anticipate, sell, pledge or otherwise encumber his or her benefits hereunder or any part thereof, or if by reason of his or her bankruptcy or other event happening at any time such benefits would devolve upon anyone else or would not be enjoyed by him or her, then the Plan Administrator, in his or her discretion, may terminate his or her interest in any such benefit to the extent the Plan Administrator considers necessary or advisable to prevent or limit the effects of such occurrence. Termination shall be effected by filing a written "termination declaration" with the Secretary of the Company and making reasonable efforts to deliver a copy to the participant whose interest is adversely affected (the Terminated Participant).

          As long as the Terminated Participant is alive, any benefits affected by the termination shall be retained by the Company and, in the Plan Administrator's sole and absolute judgment, may be paid to or expended for the benefit of the Terminated Participant, his or her spouse, his or her children or any other person or persons in fact dependent upon him or her in such a manner as the Committee shall deem proper. Upon the death of the Terminated Participant, all benefits withheld from him or her and not paid to others in accordance with the preceding sentence shall be disposed of according to the provisions of the Plan that would apply if he or she died prior to the time that all benefits to which he or she was entitled were paid to him or her.


                                   ARTICLE XI
                                   ----------

                                  MISCELLANEOUS
                                  -------------

          11.1 WITHHOLDING. The Company shall deduct from the amount of any payments hereunder all taxes and other amounts required to be withheld by applicable laws.

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          11.2 GOVERNING LAW. The provisions of the Plan shall be construed and interpreted according to the laws of the State of Ohio.

          11.3 AMENDMENT; TERMINATION. The Board at any time may amend or modify in any respect or terminate the Plan, provided that no such amendment, modification or termination shall adversely affect any rights to benefits under the Plan relating to Credited Service prior to the effective date of such amendment, modification or termination without the consent of the Director affected thereby.

          11.4 CAPTIONS. The captions contained herein are for convenience only and shall not control or affect the meaning or construction hereof.

          11.5 SUCCESSORS. The provisions of the Plan shall bind and inure to the benefit of the Company and its successors and assigns. The term successors as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise, acquire all or substantially all of the business and assets of the Company and successors of any such corporation or other business entity.

          11.6 RIGHT TO CONTINUED SERVICE. Nothing contained herein shall be construed to confer upon any Director the right to continue to serve as a Director of the Company or in any other capacity.

          11.7 ADJUSTMENT OF STOCK EQUIVALENT BENEFIT. The Plan Administrator shall make or provide for such adjustments in the number and kind of shares of stock specified in Section 2.8 hereof as may be equitably required to prevent dilution or enlargement of the benefits payable under the Plan that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, or issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Plan Administrator, with the approval

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of the Board, in his or her discretion, may provide in substitution for the
Stock Equivalent Benefit such alternative consideration as he or she, in good faith, may determine to be equitable in the circumstances. Notwithstanding the foregoing, no adjustment in the number or kind of shares shall be made hereunder as a result of the spin-off on January 2, 1996 of Roadway Express, Inc.



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